UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

United Mortgage Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-32409	75-6493585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Grapevine, Texas 76051
(Address of principal executive offices) (Zip Code)

(214) 237-9305
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2013, United Mortgage Trust (the “Registrant”) held its 2013 Annual Meeting of Shareholders. At the meeting, the Registrant’s shareholders voted on the following two proposals: (i) the election of five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2014 or until such trustees’ successors are duly elected and qualified; and (ii) the ratification of the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The two proposals are described in detail in the Registrant’s definitive proxy statement, dated April 26, 2013, as filed on Schedule 14A on April 26, 2013.

Both of the proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2014 or until such trustees’ successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Charles M. Gillis	2,745,329	406,256	262,787
Michele A. Cadwell	2,750,113	401,472	262,787
Phillip K. Marshall	2,750,991	400,594	262,787
Roger C. Wadsworth	2,745,991	405,594	262,787
Leslie Wylie	2,750,991	400,594	262,787

Proposal 2. To ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
2,988,352	161,314	264,706	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Mortgage Trust

Dated: June 28, 2013	By:	/s/ Stuart Ducote
Stuart Ducote
President